Chanticleer Holdings Reports Second Quarter and First Half 2018 Operating Results

Revenue trends strengthen sequentially Q1 to Q2. Little Big Burger Expansion Accelerating.

CHARLOTTE, NC – August 13, 2018 — Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the period ended June 30, 2018.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We’re pleased to report that revenue trends strengthened across our brands over the past few months. In addition, as a result of the operational initiatives implemented in prior periods, our operating and overhead expenses improved resulting in positive Adjusted EBITDA for the quarter and the first half.

“The capital raise in April significantly strengthens our balance sheet and positions the Company to complete construction of the Little Big Burger locations currently underway.

“Following the close of the quarter, we opened the Multnomah Village location in Portland and our franchisee opened the first Little Big Burger in Austin. As we speak, there are six more LBB locations underway and slated to open in the second half of the year. We are especially looking forward to the expected September opening of our LBB Cornelius N.C. with Denny Hamlin, in addition to opening our first unit in Seattle.”

First Half and Second Quarter 2018 Highlights

●	Total company revenue was $20.4 million for the first half and $10.4 million for the second quarter, a decrease of 1.1% and 3.4% from the prior year largely due to the closure of underperforming locations.

●	Excluding closed locations, revenue increased 9.9% for the first half and 11.7%.for the second quarter.

●	Sequentially, revenue increased 4.0% from the first quarter to the second quarter of 2018 on increased delivery revenue and new store openings.

●	Net loss and EBITDA metrics improved for both the first half and second quarter:

●	Non-Gaap Restaurant EBITDA increased 7.6% to $2.2 million for first half and 4.3% to $1.2 million for the second quarter.

●	Non-Gaap Adjusted EBITDA more than doubled to $0.2 million for the first half and 6.1% to $0.3 million for the second quarter.

●	Net loss attributable to Common Shareholders improved 8.6% to $3.4 million for the first half and 60.9% to $0.8 million for the second quarter.

●	Net loss per common share improved 37.9% to $(1.02) for the first half and 72.2% to $(0.23) for the second quarter.

●	Completed a $1.4 million equity financing, increasing balance sheet liquidity in second quarter 2018 and providing working capital for new store construction projects.

●	Opened 3 new franchise locations (2 LBB San Diego & BGR Bloomfield), 1 Company (BGR Catholic University) and acquired 1 franchise unit (BGR Annapolis).

●	Opened 1 new franchise location (Austin) and 1 new Company location (Multnomah Village Portland) in July, with 6 new LBB’s and 1 new BGR franchise location underway.

o	LBB store count to approximately double in 2018.

●	Entered into Little Big Burger store partnership with NASCAR superstar Denny Hamlin.

●	Celebrated BGR 10-year anniversary.

Conference Call

The Company will host a conference call on Monday August 13, 2018 at 4:30 PM Eastern Time /1:30 PM PT, which can be accessed by calling:

U.S.: (877) 407-0784

International: (201) 689-8560

In addition, the call can be accessed at

https://www.chanticleerholdings.com/investor-relations/.

A replay will be available until Thursday, September 13, 2018 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the pin number: 13681836.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer Holdings Form 10-Q to be filed with the SEC on or about August 13, 2018, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$1,485,060	$272,976
Restricted cash	27,082	165,517
Accounts and other receivables, net	641,602	475,988
Inventories	345,902	460,756
Prepaid expenses and other current assets	701,910	324,324
Assets held for sale, net	2,090,000	100,000
TOTAL CURRENT ASSETS	5,291,556	1,799,561
Property and equipment, net	8,236,276	8,548,592
Goodwill	10,126,609	12,647,806
Intangible assets, net	5,600,243	5,896,732
Investment, at cost	800,000	800,000
Deposits and other assets	452,675	490,328
TOTAL ASSETS	$30,507,359	$30,183,019

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,503,248	$5,797,252
Current maturities of long-term debt and notes payable net of unamortized discount and deferred financing costs of $586,695 and $1,173,190, respectively	6,157,534	5,741,911
Current maturities of convertible notes payable	3,000,000	3,000,000
Due to related parties	191,850	191,850
TOTAL CURRENT LIABILITIES	15,852,632	14,731,013
Convertible notes payable, net of unamortized debt premium of $0 and $12,256, respectively	-	212,256
Redeemable preferred stock: no par value; authorized 5,000,000 shares; 62,876 shares issued and outstanding, net of unamortized discount of $191,306 and $208,697, respectively	657,520	640,129
Deferred rent	2,037,289	2,156,378
Deferred tax liabilities	206,365	779,359
Deferred revenue	1,215,926	175,000
TOTAL LIABILITIES	19,969,732	18,694,135
Commitments and contingencies
Stockholders' equity:
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 3,699,270 and 3,045,809 shares, respectively	371	305
Additional paid-in capital	63,208,218	60,750,330
Accumulated other comprehensive loss	(106,689)	(934,901)
Accumulated deficit	(53,565,342)	(49,109,303)
Total Chanticleer Holdings, Inc. Stockholders' Equity	9,536,558	10,706,431
Non-Controlling Interests	1,001,069	782,453
TOTAL STOCKHOLDERS' EQUITY	10,537,627	11,488,884
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$30,507,359	$30,183,019

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenue:
Restaurant sales, net	$10,185,159	$10,524,787	$19,954,667	$20,177,941
Gaming income, net	81,122	107,521	174,277	213,588
Management fee income	24,999	24,993	49,998	49,983
Franchise income	108,644	108,017	216,497	183,803
Total revenue	10,399,924	10,765,318	20,395,439	20,625,315
Expenses:
Restaurant cost of sales	3,376,693	3,579,557	6,652,868	6,770,947
Restaurant operating expenses	5,640,614	5,855,411	11,226,763	11,529,971
Restaurant pre-opening and closing expenses	96,770	90,760	199,652	105,196
General and administrative expenses	1,121,666	1,084,422	2,315,083	2,460,042
Asset impairment charge	54,212	633,962	1,731,267	633,962
Depreciation and amortization	530,314	602,659	1,070,993	1,196,039
Total operating expenses	10,820,269	11,846,771	23,196,626	22,696,157
Operating loss	(420,345)	(1,081,453)	(2,801,187)	(2,070,842)
Other (expense) income
Interest expense	(629,858)	(1,079,706)	(1,264,939)	(1,483,842)
Gain (loss) on debt refinancing	-	267,512	-	(95,310)
Other income (expense)	7,605	(22)	5,490	12,212
Total other expense	(622,253)	(812,216)	(1,259,449)	(1,566,940)
Loss from continuing operations before income taxes	(1,042,598)	(1,893,669)	(4,060,636)	(3,637,782)
Income tax benefit (expense)	236,798	(109,531)	572,995	(113,328)
Consolidated net loss	(805,800)	(2,003,200)	(3,487,641)	(3,751,110)
Less net loss attributable to non-controlling interest:	45,340	56,328	129,747	77,171
Net loss attributable to Chanticleer Holdings, Inc.	$(760,460)	$(1,946,872)	$(3,357,894)	$(3,673,939)
Dividends on redeemable preferred stock	(28,007)	(27,622)	(55,801)	(51,769)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(788,467)	$(1,974,494)	$(3,413,695)	$(3,725,708)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.23)	$(0.81)	$(1.02)	$(1.65)
Weighted average shares outstanding, basic and diluted	3,494,803	2,432,313	3,331,296	2,257,767

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(3,487,641)	$(3,751,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,070,993	1,196,039
Loss on extinguishment of debt	-	95,310
Asset impairment charge	1,731,267	633,962
Common stock and warrants issued for services	129,767	154,318
Amortization of debt discount	591,830	408,359
Change in assets and liabilities:
Accounts and other receivables	(241,772)	194,426
Prepaid and other assets	(412,423)	26,460
Inventory	60,093	(20,693)
Accounts payable and accrued liabilities	849,132	555,875
Deferred income taxes	(572,994)	73,520
Deferred rent	(119,089)	178,453
Net cash used in operating activities	(400,837)	(255,081)

Cash flows from investing activities:
Purchase of property and equipment	(664,801)	(984,301)
Cash paid for acquisitions, net of cash acquired	(30,000)	-
Net cash used in investing activities	(694,801)	(984,301)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	1,687,184	-
Proceeds from sale of preferred stock	-	591,651
Payments related to sale of preferred stock	-	(258,153)
Loan proceeds	-	6,598,161
Payment of deferred financing costs	-	(293,294)
Loan repayments	(207,531)	(5,478,494)
Capital lease payments	-	(14,551)
Distributions to non-controlling interest	(42,603)	-
Contribution of non-controlling interest	750,000	500,000
Net cash provided by financing activities	2,187,050	1,645,320
Effect of exchange rate changes on cash	(17,763)	(21,355)
Net increase in cash and restricted cash	1,073,649	384,583
Cash and restricted cash, beginning of period	438,493	268,575
Cash and restricted cash, end of period	$1,512,142	$653,158

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Consolidated net loss	$(805,800)	$(2,003,200)	$(3,487,641)	$(3,751,110)
Interest expense	629,858	1,079,706	1,264,939	1,483,842
Income tax	(236,798)	109,531	(572,995)	113,328
Depreciation and amortization	530,314	602,659	1,070,993	1,196,039
EBITDA	$117,574	$(211,304)	$(1,724,704)	$(957,901)
Restaurant pre-opening and closing expenses	96,770	90,760	199,652	105,196
(Gain) loss on debt refinancing	-	(267,512)	-	95,310
Asset impairment charge	54,212	633,962	1,731,267	633,962
Transaction and severence related expenses	-	-		214,905
Other income (expense)	(7,605)	22	(5,490)	(12,212)
Adjusted EBITDA	$260,951	$245,928	$200,725	$79,260
General and administrative expenses	1,121,666	1,084,422	2,315,083	2,245,137
Franchise revenues	(108,644)	(108,017)	(216,497)	(183,803)
Management fee revenue	(24,999)	(24,993)	(49,998)	(49,983)
Restaurant EBITDA	$1,248,974	$1,197,340	$2,249,313	$2,090,611